CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use of our report dated November 7, 2005 on the financial statements and financial highlights of Hawaii Municipal Fund and Hawaii Intermediate Fund, each a series of First Pacific Mutual Fund, Inc. Such financial statements and financial highlights are incorporated by reference in the Post Effective Amendment to the Registration Statement on Form N-1A of
First Pacific Mutual Fund, Inc.   We also consent to the references to our Firm
in such Registration Statement.





	                                           TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 26, 2006